Exhibit 99.2

FOR IMMEDIATE RELEASE

Dunkin’ Brands Announces Fourth Quarter Dividend

CANTON, Mass. (October 25, 2012) – Dunkin’ Brands Group, Inc. (Nasdaq: DNKN), the parent company of Dunkin’ Donuts (DD) and Baskin-Robbins (BR), today announced that its Board of Directors has approved a quarterly dividend of $0.15 per share of common stock, payable November 14, 2012 to shareholders of record at the close of business on November 5, 2012.

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About Dunkin’ Brands Group, Inc.

With more than 17,000 points of distribution in nearly 60 countries worldwide, Dunkin’ Brands Group, Inc. (Nasdaq: DNKN) is one of the world’s leading franchisors of quick service restaurants (QSR) serving hot and cold coffee and baked goods, as well as hard-serve ice cream. At the end of the second quarter 2012, Dunkin’ Brands’ nearly 100 percent franchised business model included more than 10,000 Dunkin’ Donuts restaurants and nearly 7,000 Baskin-Robbins restaurants. For the full-year 2011, the company had franchisee-reported sales of approximately $8.3 billion. Dunkin’ Brands Group, Inc. is headquartered in Canton, Mass.

Contact(s):

Stacey Caravella (Investors) Director, Investor Relations Dunkin’ Brands Group, Inc. investor.relations@dunkinbrands.com 781-737-3200	Michelle King (Media) Director, Global Public Relations Dunkin’ Brands Group, Inc. michelle.king@dunkinbrands.com 781-737-5200